UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On May 1, 2007, we entered into a seventh amendment to our vendor agreement with Best Buy Purchasing LLC (“Best Buy”). The amendment is effective as of May 1, 2007 and extends our vendor agreement with Best Buy through February 28, 2008. The amendment also provides for five automatic one-year renewals through February 28, 2013 unless the vendor agreement is terminated sooner pursuant to the terms thereof.

The amendment also revises provisions relating to the amount, timing, and duration of residual payments made by us to Best Buy for each DVR Best Buy sells to customers who subsequently subscribe to and maintain their subscription to the TiVo Service.

The foregoing description of the seventh amendment to our vendor agreement with Best Buy is qualified in its entirety by reference to the provisions of the seventh amendment that will be filed as an exhibit to our Form 10-Q for the fiscal quarter ended April 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 4, 2007	By:	/s/ Steven Sordello
Steven Sordello
SVP & Chief Financial Officer
(Principal Accounting Officer)